Exhibit 99.1

STRYKER OPERATING RESULTS FOR

QUARTER AND YEAR ENDED DECEMBER 31, 2006

Kalamazoo, Michigan - January 25, 2007 -- Stryker Corporation (NYSE:SYK) reported operating results for the quarter and year ended December 31, 2006 as follows:

Fourth Quarter Highlights

·	Net sales increased 14.4% (12.6% constant currency) to $1,463 million
·	Orthopaedic Implant sales increased 13.2% (11.0% constant currency)
·	MedSurg Equipment sales increased 18.8% (17.5% constant currency)
·	Net earnings increased 27.7% from $178 million to $228 million and adjusted net earnings increased 19.7% from $190 million to $228 million
·	Diluted net earnings per share increased 27.9% from $.43 to $.55 and adjusted diluted net earnings per share increased 19.6% from $.46 to $.55

Highlights for the Year Ended December 31, 2006

·	Net sales increased 11.0% (11.1% constant currency) to $5,406 million
·	Orthopaedic Implant sales increased 9.1% (9.5% constant currency)
·	MedSurg Equipment sales increased 15.8% (15.5% constant currency)
·	Net earnings increased 20.8% from $644 million to $778 million and adjusted net earnings increased 20.9% from $687 million to $830 million
·	Diluted net earnings per share increased 20.4% from $1.57 to $1.89 and adjusted diluted net earnings per share increased 21.0% from $1.67 to $2.02
·	2006 and 2005 include additional compensation expense of $56.2 million and $48.7 million, respectively, to reflect the expensing of stock option compensation

"Our unique set of businesses delivered a strong finish to 2006, especially in the U.S.," commented Stephen P. MacMillan, President and Chief Executive Officer.  "Our U.S. orthopaedic implant franchises were strong in the quarter, up 17% collectively, and our global endoscopy business was up over 25% in the quarter behind a renewed product cycle."

Net sales were $1,462.8 million for the fourth quarter of 2006, representing a 14.4% increase over net sales of $1,278.5 million for the fourth quarter of 2005, and $5,405.6 million for the year ended December 31, 2006, representing an 11.0% increase over net sales of $4,871.5 million for the year ended December 31, 2005. On a constant currency basis, net sales increased 12.6% for the fourth quarter and 11.1% for the year.

The fourth quarter and year ended December 31, 2006 results reflect the adoption of Financial Accounting Standards Board (FASB) Statement No. 123R, Share-Based Payment, which requires companies to recognize the cost of stock options as compensation expense.  The Company adopted the Statement using the modified-retrospective transition method, under which all prior period amounts have been restated on a consistent basis.  As a result of adopting Statement No. 123R, the Company recognized additional compensation expense of $12.6 million and $11.3 million in the fourth quarter of 2006 and 2005, respectively, and $56.2 million and $48.7 million for the years ended December 31, 2006 and 2005, respectively.

Net earnings for the fourth quarter of 2006 were $227.9 million, representing a 27.7% increase over net earnings of $178.4 million for the fourth quarter of 2005.  Diluted net earnings per share for the fourth quarter of 2006 increased 27.9% to $.55 compared to $.43 for the fourth quarter of 2005.  Net earnings for the year ended December 31, 2006 were $777.7 million, representing a 20.8% increase over net earnings of $643.6 million for the year ended December 31, 2005.  Diluted net earnings per share for the year ended December 31, 2006 increased 20.4% to $1.89 compared to $1.57 for the year ended December 31, 2005.

The Company's fourth quarter of 2005 net earnings were reduced by a $15.9 million charge to write off purchased in-process research and development associated with the acquisition of PlasmaSol Corp. (PlasmaSol) and were increased by a $3.9 million reduction in the previously recorded income tax expense associated with the repatriation of foreign earnings under the American Jobs Creation Act of 2004.  The fourth quarter adjustment reduced the repatriation income tax expense charge for the year ended December 31, 2005 to $27.4 million.  The Company's net earnings for the year ended December 31, 2006 were reduced by a $52.7 million charge in the first quarter to write off purchased in-process research and development associated with the acquisition of Sightline Technologies, Ltd. (Sightline).

Excluding the fourth quarter 2005 impacts of the $15.9 million charge to write off purchased in-process research and development associated with the PlasmaSol acquisition and the $3.9 million reduction in income tax expense associated with the repatriation of foreign earnings, net earnings for the fourth quarter of 2006 of $227.9 million, increased by 19.7% over adjusted net earnings of $190.4 million for the fourth quarter of 2005 and diluted net earnings per share for the fourth quarter of 2006 of $.55 increased by 19.6% over adjusted diluted net earnings per share of $.46 for the fourth quarter of 2005.

Excluding the annual impacts of the charges of $52.7 million to write off purchased in-process research and development associated with the Sightline acquisition in 2006, $15.9 million to write off purchased in-process research and development associated with the PlasmaSol acquisition in 2005 and $27.4 million to recognize income tax expense associated with the repatriation of foreign earnings in 2005, adjusted net earnings for the year ended December 31, 2006 were $830.4 million, representing a 20.9% increase over adjusted net earnings of $686.9 million for the year ended December 31, 2005, and adjusted diluted net earnings per share for the year ended December 31, 2006 were $2.02, representing a 21.0% increase over adjusted diluted net earnings per share of $1.67 for the year ended December 31, 2005.

Sales Analysis

Domestic sales were $960.6 million for the fourth quarter and $3,556.8 million for the year ended December 31, 2006, representing increases of 15.6% and 12.4%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.

International sales were $502.2 million for the fourth quarter and $1,848.8 million for the year ended December 31, 2006, representing increases of 12.3% and 8.4%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.  The impact of foreign currency comparisons to the dollar value of international sales was favorable by $22.7 million in the fourth quarter and unfavorable by $5.2 million for the year ended December 31, 2006.  On a constant currency basis, international sales increased 7.2% for the fourth quarter and 8.7% for the year ended December 31, 2006.

Worldwide sales of Orthopaedic Implants were $833.8 million for the fourth quarter and $3,110.1 million for the year ended December 31, 2006, representing increases of 13.2% and 9.1%, respectively, based on higher shipments of reconstructive (hip, knee and shoulder), trauma, spinal and craniomaxillofacial implant systems; bone cement; and the bone growth factor OP-1.  On a constant currency basis, sales of Orthopaedic Implants increased 11.0% in the fourth quarter and 9.5% for the year ended December 31, 2006.

Worldwide sales of MedSurg Equipment were $566.6 million for the fourth quarter and $2,037.1 million for the year ended December 31, 2006, representing increases of 18.8% and 15.8%, respectively, based on higher shipments of surgical equipment; surgical navigation systems; endoscopic, communications and digital imaging systems; as well as patient handling and emergency medical equipment.  On a constant currency basis, sales of MedSurg Equipment increased 17.5% in the fourth quarter and 15.5% for the year ended December 31, 2006.

Physical Therapy Services revenues were $62.4 million for the fourth quarter and $258.4 million for the year ended December 31, 2006, representing decreases of 4.3% and 1.6%, respectively.

Income Tax Rate

The Company's effective income tax rates for the fourth quarter and year ended December 31, 2006 were 28.2% and 29.5%, respectively, as compared to effective income tax rates for the fourth quarter and year ended December 31, 2005 of 29.5% and 32.6%, respectively.  The effective income tax rate for the year ended December 31, 2006 reflects the impact of the non-deductibility for income tax purposes of the purchased in-process research and development charge associated with the acquisition of Sightline. The effective income tax rates for the 2005 periods have been restated to reflect the adoption of FASB Statement No. 123R.  The effective income tax rates for the fourth quarter and year ended December 31, 2005 reflect the non-deductibility for income tax purposes of the purchased in-process research and development charge associated with the acquisition of PlasmaSol as well as the income taxes associated with the repatriation of foreign earnings.

Outlook for 2007

The Company's outlook for 2007 continues to be optimistic regarding underlying growth rates in orthopaedic procedures and the Company's broadly based range of products in orthopaedics and other medical specialties, despite the potential for increased pricing pressure in certain markets.  The Company projects that diluted net earnings per share for 2007 will approximate $2.42, an increase of 20% over adjusted diluted net earnings per share of $2.02 in 2006.  The financial forecast for 2007 includes a constant currency net sales increase in the range of 11% to 13% as a result of growth in shipments of Orthopaedic Implants and MedSurg Equipment.  If foreign currency exchange rates hold near current levels, the Company anticipates a favorable impact on net sales of approximately 1% to 2% in the first quarter of 2007 and a favorable impact on net sales of approximately 0% to 1% for the full year of 2007.

Conference Call

As previously announced, the Company will conduct a conference call for financial analysts at 5:00 p.m., Eastern Time, today.  To hear the conference call, dial 800/725-9961.  A simultaneous webcast of the call may be accessed via the Company's website at www.stryker.com ..  The call will be archived on this site for 90 days. A recording of the call will also be available from 7:00 p.m., Eastern Time, today until 7:00 p.m. on Saturday, January 27, 2007.  To hear this recording, dial 800/633-8284 (domestic) or 402/977-9140 (international) and enter the registration number 21279879.

Forward-Looking Statements

This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in such statements.  Such factors include, but are not limited to: pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for the Company's products; regulatory actions; unanticipated issues arising in connection with clinical studies and eventual United States Food and Drug Administration approval of additional OP-1 applications, the FlexiCore and CerviCore spinal implant products, the PlasmaSol sterilization products or other new product introductions; integration and other issues that could delay the introduction of the Sightline product line; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; changes in economic conditions that adversely affect the level of demand for the Company's products; changes in foreign exchange markets; changes in financial markets; and changes in the competitive environment.  Additional information concerning these and other factors are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker Corporation is one of the world's leading medical technology companies with the most broadly based range of products in orthopaedics and a significant presence in other medical specialties.  Stryker works with respected medical professionals to help people lead more active and more satisfying lives.  The Company's products include implants used in joint replacement, trauma, craniomaxillofacial and spinal surgeries; biologics; surgical, neurologic, ear, nose & throat and interventional pain equipment; endoscopic, surgical navigation, communications and digital imaging systems; as well as patient handling and emergency medical equipment.  Stryker also provides outpatient physical therapy services in the United States.

STRYKER CORPORATION
For the Three Month Period and Year Ended December 31, 2006
(Unaudited - In Millions Except Per Share Amounts)
CONDENSED STATEMENTS OF EARNINGS (1)

	Fourth Quarter			Year Ended December 31
	2006	2005	% Change	2006	2005	% Change

Net sales	$ 1,462.8	$ 1,278.5	14.4	$ 5,405.6	$ 4,871.5	11.0
Cost of sales	501.6	448.1	11.9	1,848.7	1,718.5	7.6

GROSS PROFIT	961.2	830.4	15.8	3,556.9	3,153.0	12.8
% of Sales	65.7	65.0		65.8	64.7

Research, development and
engineering expenses	91.2	84.1	8.4	324.6	284.7	14.0
Selling, general and
administrative expenses	552.6	472.6	16.9	2,061.7	1,853.5	11.2
Intangibles amortization	11.5	10.5	9.5	43.6	48.8	(10.7)
Purchased in-process research and development	-	15.9	(100.0)	52.7	15.9	231.4

	655.3	583.1	12.4	2,482.6	2,202.9	12.7

OPERATING INCOME	305.9	247.3	23.7	1,074.3	950.1	13.1
% of Sales	20.9	19.3		19.9	19.5

Other income (expense)	11.6	5.9	96.6	29.5	4.5	555.6

EARNINGS BEFORE INCOME TAXES	317.5	253.2	25.4	1,103.8	954.6	15.6

Income taxes	89.6	74.8	19.8	326.1	311.0	4.9

NET EARNINGS	$ 227.9	$ 178.4	27.7	$ 777.7	$ 643.6	20.8

Net Earnings Per Share
Basic	$ 0.56	$ 0.44	27.3	$ 1.91	$ 1.59	20.1
Diluted	$ 0.55	$ 0.43	27.9	$ 1.89	$ 1.57	20.4

Average Shares Outstanding
Basic	407.4	404.9		406.5	403.7
Diluted	413.8	410.5		411.8	410.8

RECONCILIATION OF REPORTED NET EARNINGS TO ADJUSTED NET EARNINGS

Fourth Quarter			Year Ended December 31
2006	2005	% Change	2006	2005	% Change
NET EARNINGS
Reported net earnings	$227.9	$178.4	27.7	$777.7	$643.6	20.8
Purchased in-process research and development	-	15.9	(100.0)	52.7	15.9	231.4
Income taxes on repatriation of foreign earnings	-	(3.9)	(100.0)	-	27.4	(100.0)
Adjusted net earnings	$227.9	$190.4	19.7	$830.4	$686.9	20.9

DILUTED NET EARNINGS PER SHARE
Reported diluted net earnings per share	$0.55	$0.43	27.9	$1.89	$1.57	20.4
Purchased in-process research and development	$-	$0.04	(100.0)	$0.13	$0.04	225.0
Income taxes on repatriation of foreign earnings	$-	$(0.01)	(100.0)	$-	$0.07	(100.0)
Adjusted diluted net earnings per share	$0.55	$0.46	19.6	$2.02	$1.67	21.0

(1) On January 1, 2006, the Company adopted Financial Accounting Standards Board Statement No. 123R using the modified-retrospective transition method, under which all prior period amounts have been restated on a consistent basis.

STRYKER CORPORATION
For the Three Month Period and Year Ended December 31, 2006
(Unaudited - In Millions)
CONDENSED SALES ANALYSIS

	Fourth Quarter				Year Ended December 31
			% Change				% Change
				Constant				Constant
	2006	2005	Reported	Currency	2006	2005	Reported	Currency
Domestic	$ 960.6	$ 831.3	15.6	15.6	$ 3,556.8	$ 3,165.6	12.4	12.4
International	502.2	447.2	12.3	7.2	1,848.8	1,705.9	8.4	8.7

NET SALES	$ 1,462.8	$ 1,278.5	14.4	12.6	$ 5,405.6	$ 4,871.5	11.0	11.1

Orthopaedic Implants	$ 833.8	$ 736.5	13.2	11.0	$ 3,110.1	$ 2,849.5	9.1	9.5
MedSurg Equipment	566.6	476.8	18.8	17.5	2,037.1	1,759.4	15.8	15.5
Physical Therapy Services	62.4	65.2	(4.3)	(4.3)	258.4	262.6	(1.6)	(1.6)

NET SALES	$ 1,462.8	$ 1,278.5	14.4	12.6	$ 5,405.6	$ 4,871.5	11.0	11.1

STRYKER CORPORATION
(Unaudited - In Millions)
CONDENSED BALANCE SHEETS (1)

	December 31	December 31
	2006	2005

ASSETS

Cash and cash equivalents	$ 416.6	$ 491.2

Marketable securities	998.2	565.3

Accounts receivable (net)	907.0	770.3

Inventories	677.6	563.5

Other current assets	534.9	479.8

TOTAL CURRENT ASSETS	3,534.3	2,870.1

Property, Plant and Equipment (net)	951.7	831.0

Goodwill and Other Intangibles (net)	937.0	922.9

Other Assets	450.8	368.5

TOTAL ASSETS	$ 5,873.8	$ 4,992.5

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities	$ 1,351.5	$ 1,248.8

Long-Term Debt	-	184.2

Other Liabilities	331.3	259.3

Shareholders' Equity	4,191.0	3,300.2

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$ 5,873.8	$ 4,992.5

(1) On January 1, 2006, the Company adopted Financial Accounting Standards
Board Statement No. 123R using the modified-retrospective transition method, under which all prior period amounts have been restated on a consistent basis.

STRYKER CORPORATION
For the Three Month Period and Year Ended December 31, 2006
(Unaudited - In Millions)
CONDENSED STATEMENTS OF CASH FLOWS (1)

	Fourth Quarter		Year Ended December 31
	2006	2005	2006	2005
OPERATING ACTIVITIES

Net earnings	$ 227.9	$ 178.4	$ 777.7	$ 643.6

Depreciation	33.0	26.2	123.5	106.1

Amortization	54.3	50.4	208.3	183.8

Purchased in-process research and development	-	15.9	52.7	15.9

Changes in working capital and other	55.2	95.2	(294.9)	(116.0)

NET CASH PROVIDED BY OPERATING ACTIVITIES	370.4	366.1	867.3	833.4

INVESTING ACTIVITIES

Acquisitions, net of cash acquired	(7.1)	(4.6)	(97.1)	(59.7)

Purchases of marketable securities, net	(89.9)	(239.6)	(428.1)	(575.0)

Purchases of property, plant and equipment	(64.8)	(85.9)	(217.5)	(271.7)

Proceeds from sales of property, plant and equipment	0.2	2.8	0.4	3.4

NET CASH USED IN INVESTING ACTIVITIES	(161.6)	(327.3)	(742.3)	(903.0)

FINANCING ACTIVITIES

Borrowings (repayments) of debt, net	(1.4)	222.1	(227.2)	221.5

Dividends paid	-	-	(44.6)	(36.2)

Other	27.0	32.5	68.6	47.0

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	25.6	254.6	(203.2)	232.3

Effect of exchange rate changes on cash and cash equivalents	(0.5)	(2.6)	3.6	(20.9)

CHANGE IN CASH AND CASH EQUIVALENTS	$ 233.9	$ 290.8	$ (74.6)	$ 141.8

(1) On January 1, 2006, the Company adopted Financial Accounting Standards Board Statement No. 123R using the modified-retrospective transition method, under which all prior period amounts have been restated on a consistent basis.

Contact:	Dean H. Bergy
Vice President and Chief Financial Officer
269/385-2600